                                                                     EXHIBIT 4.3

                                                                      OH&S DRAFT
                                                                        02/05/97
                             FIRST SUPPLEMENTAL INDENTURE




     FIRST SUPPLEMENTAL INDENTURE dated as of February 1, 1997 ("First Supplemental Indenture") to the Indenture dated as of February 1, 1997 (the "Indenture") between Consumer Portfolio Services, Inc., a corporation organized and existing under the laws of the State of California (herein called the "Company"), and Bankers Trust Company, a New York banking corporation (herein called the "Trustee"), having its Corporate Trust Office located at 4 Albany Street, New York, New York 10006.

     WHEREAS, the Company has heretofore executed and delivered to the Trustee the Indenture;

     WHEREAS, the Company desires in and by this First Supplemental Indenture to create a first series of Securities to be issued under such Indenture, to designate or otherwise distinguish such series, to specify the particulars necessary to describe and define the same, and to specify such other provisions and agreements in respect thereof as are in the Indenture provided or permitted; and

     WHEREAS, all acts and things necessary to make this First Supplemental Indenture, when duly executed and delivered, a valid, binding and legal instrument in accordance with its terms and for the purposes herein expressed, have been done and performed; and the execution and delivery of this First Supplemental Indenture have been in all respects duly authorized;

     NOW, THEREFORE, in consideration of the premises, the sum of one dollar duly paid by the Trustee to the Company at or before the execution and delivery of this First Supplemental Indenture, and for other good and valuable consideration, the receipt thereof is hereby acknowledged, the Company covenants and agrees to and with the Trustee for the equal and proportionate benefit and security of the holders of the securities as hereinafter set forth:




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



                                      ARTICLE I

                             SUBORDINATED NOTES DUE 2004

     Section 1.1. There is hereby created a first series of Securities to be issued under, and secured by the Indenture and to be designated as the "Participating Equity Notes-SM-1/" (herein called the "Notes") due April __, 2004.

     Section 1.2. The aggregate principal amount of the Notes which may be authenticated for original issue shall not exceed [$40,250,000].

     Section 1.3. The Notes will be represented by one or more global securities which shall bear a legend to the extent required by Section 303 of the Indenture and shall be deposited with The Depository Trust Company ("DTC") which is designated as the Depository under the Indenture.

     Section 1.4. The maturity of the Notes shall be April 15, 2004 unless redeemed earlier (i) at the option of the Company, or (ii) upon the occurrence of a Special Redemption Event (as defined in the Indenture).

     Section 1.5. The Notes shall bear interest at the rate of ___% per annum and shall be payable on the first day of each month commencing ___________ 1, 1997 (each an "Interest Payment Date").

Interest will be payable on each Interest Payment Date to the person who is the Holder as of the close of business on the Regular Record Date. The Regular Record Date for the Notes shall be the seventh day of the month (whether or not a Business Day) immediately preceding an Interest Payment Date. Interest will accrue, at the applicable interest rate as set forth above, from and including each Interest Payment Date (or, in the case of the first Interest Payment Date from the date of issuance) to but excluding the next Interest Payment Date. In the event an Interest Payment Date falls on a day other than a Business Day, interest will be paid on the next succeeding Business Day and no interest on such payment shall accrue for the period from and after such Interest Payment Date to such next succeeding Business Day. The amount of interest payable on each Interest Payment Date will be computed on the basis of a 360-day year consisting of twelve 30-day months.

     Section 1.6. The Notes may not be redeemed at the option of the Company prior to April __, 2000. Thereafter, the Notes may be redeemed at the option of the Company, in whole but not in part, at any time at a redemption price of 100% of the principal


--------------------
1    Participating Equity Notes is a service mark of Piper Jaffray Inc.

amount of the Notes redeemed plus accrued and unpaid interest thereon through and including the Redemption Date.

     Section 1.7. Upon the occurrence of a Special Redemption Event, each Holder shall have the right, at such Holder's option, to require the Company to redeem all of such Holder's Notes in whole but not in part at a redemption price equal to 100% of the principal amount of such Notes plus accrued and unpaid interest, if any, through and including the date of repayment, in accordance with the terms of Section 1303 of the Indenture. To the extent the terms of this Section
1.7 conflict with the terms of Section 1303 of the Indenture, this Section 1.7 shall control. Notice of any such redemption shall be given as provided in
Section 1104 of the Indenture.

     Section 1.8. The provisions of Section 1302 of the Indenture relating to the repayment option upon the death of a Holder shall NOT apply to the Notes.

     Section 1.9.  Subject to and upon compliance with the terms of this Section
1.9 and the following Sections 1.10 through 1.16, the Holder of any Note may (i) upon the Stated Maturity of the principal of the Notes on April __, 2004, (ii) upon the redemption of the Notes at the option of the Company or (iii) upon the redemption of such Holder's Notes at the option of such Holder following the occurrence of a Special Redemption Event, elect to convert up to 25% of the principal amount of each Note held by such Holder into Common Stock at the Conversion Price determined as hereinafter provided. As used in this First Supplement Indenture, "Common Stock" shall mean the common stock of the Company.

     Section 1.10. In order to exercise the conversion privilege, a Holder shall surrender such Holder's Note to the Trustee, as conversion agent for the Company at any time during usual business hours at the Corporate Trust Office accompanied by written notice that the Holder elects to convert 25% of the principal amount of such Notes and stating the name or names (with address) in which the certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued. All Notes surrendered for conversion shall be accompanied by proper assignments thereof to the Company or be blank. To be effective, any notice that a Holder is exercising its right to convert 25% of its Notes to Common Stock, must be received by the Trustee not later than the close of business on the second Business Day preceding the Effective Date. The Trustee shall promptly notify the Company of all notices of conversion and, as promptly as practicable after the receipt of notice from the Trustee, the Company shall issue and deliver to the Holder, or on the written order of the Holder, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provision of
Section 1.10 and cash, as provided in Section 1.11, in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion. Such conversion shall be deemed to have been effected at the close of business on the Effective Date, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby on such date; provided, however, that any such surrender on any date when the stock transfer books of the Company shall be closed shall constitute the person or persons in whose name or names the certificate or certificates for such shares are to be issued as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open, and 25% of the Note surrendered shall not be deemed to have been converted until such time for all purposes, but such conversion shall be at the Conversion Price in effect at the close of business on the Effective Date. Anything contained in this Section 1.10 to the contrary notwithstanding, the Company shall not be obligated to effect the transfer of any conversion shares upon conversion of any portion of any Notes or cause any conversion shares upon conversion of 25% of any Notes to be registered in any name or names other than the name of the holder of the Notes, converted or to be converted (or such Holder's nominee or nominees) unless such Holder delivers to the Company an opinion of counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with applicable securities laws.

     The term Effective Date as used in this Section 1.10 means (i) if the conversion occurs on the Maturity Date of the Note, the Maturity Date, (ii) if the conversion occurs as a result of the redemption of the Notes at the option of the Company, the Redemption Date, and (iii) if the conversion occurs because of the occurrence of a Special Redemption Event and the Holder's election to require redemption of such Holder's Notes, the Repayment Date.

     Upon the partial conversion of a Note, the remaining principal amount of such Note shall, upon surrender of the Note to the Trustee, be paid to the Holder.

     Section 1.11. The Company shall not be required to issue fractions of a share or scrip representing fractional shares of Common Stock upon conversion of 25% of a Note. If any fraction of a share of Common Stock would, except for the provisions of this Section be issuable on the conversion of any Notes, the Company shall pay a cash adjustment in respect of such fraction, equal to the value of such fraction based on the then Conversion Price.

     Section 1.12. The Conversion Price of Common Stock upon conversion of 25% of any Note shall be as provided in this Section.

          (i) The price at which shares of Common Stock shall be delivered upon conversion (the "Conversion Price")



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


               shall initially be $__________ per share of Common Stock.

          (ii) The Conversion Price in effect or to be in effect at any time shall be subject to adjustment from time to time as provided in the following provisions of this Section 1.12.

     The Conversion Price shall be subject to adjustment from time to time as follows:

     A. In case the Company shall at any time or from time to time after the date of execution of this First Supplemental Indenture (I) distribute dividends (and other distributions) payable in Common Stock on any class of capital stock of the Company, (II) issue to all holders of Common Stock rights, options or warrants entitling them to subscribe for or purchase Common Stock (or securities convertible into Common Stock) at less than the then-current market price (as determined in accordance with the terms of this First Supplemental Indenture) unless holders of Notes are entitles to receive the same upon conversion, (III) subdivide, combine and reclassify Common Stock or (IV) distribute to all holders of Common Stock evidences of indebtedness of the Company or assets (including securities, but excluding not only those rights, options, warrants but also dividends and distributions referred to above, dividends and distributions paid in cash out of the retained earnings of the Company), then and thereafter successively upon each such issue, sale, dividend or other distribution, the Conversion Price for each share of Common Stock in effect immediately prior to such issue, sale, dividend or other distribution shall forthwith be reduced to a price (calculated to the nearest full cent) equal to the quotient obtained by dividing (i) an amount equal to the sum of (a) the total number of shares of Common Stock outstanding immediately prior to such issue, sale, dividend or other distribution multiplied by such Conversion Price in effect immediately prior to such issue, sale, dividend or other distribution, plus (b) in the case of such an issue or sale, the consideration, if any, received by the Company upon such issue or sale, or minus (c) in the case of such a dividend or other distribution, the amount of such dividend or other distribution, by (ii) the total number of shares of Common Stock outstanding immediately after such issue, sale, dividend or other distribution.

     The Company shall not be required to make any adjustment of the Conversion Price if the amount of such adjustment shall be less than $0.25 per share, but in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time and together with the next subsequent adjustment, which, together with any adjustment so carried forward, shall amount to not less than $0.25 per share.

     For the purposes of any adjustment as provided in this subsection A, the following provisions shall also be applicable:



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


          (i) In case of the issue of additional shares of Common Stock for cash, the consideration received by the Company therefor shall be deemed to be the cash proceeds received by the Company for such shares, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith.

          (ii) In case at any time the Company shall grant any rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or other securities convertible into or exchangeable for Common Stock (such convertible or exchangeable stock or securities being herein called "Convertible Securities"), whether or not such rights or options or the rights to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such rights or options or upon conversion or exchange of such Convertible Securities, (determined by dividing (a) the total amount, if any, received or receivable by the Company as consideration for the granting of such rights or options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of such rights or options, plus, in the case of any such rights or options which relate to such Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (b) the total maximum numbers of shares of Common Stock issuable upon the exercise of such rights or options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights or options) shall be less than the Conversion Price in effect immediately prior to the time of the granting of such rights or options, then the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such rights or options shall (as of the date of granting of such rights or options) be deemed to be outstanding and to have been issued for such price per share. No further adjustments of the Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such rights or options or upon the actual issue of such Common Stock upon



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


               conversion or exchange of such Convertible Securities.

        (iii) In case at any time the Company shall declare a dividend or make any other distribution upon any stock of the Company payable in Common Stock or Convertible Securities, any Common Stock or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

          (iv) In case any shares of Common Stock or Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities shall be issued or sold, in whole or in part, for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as determined by the Board of Directors of the Company.

          (v) In the event of the consolidation of the Company with or the merger of the Company into any other corporation or of the sale of the properties and assets of the Company as, or substantially as, an entirety for stock or other securities of any corporation, or the merger of any other corporation into the Company as a result of which the holders of shares of Common Stock of the Company shall be deemed to have become the holders of, or shall become entitled to, stock or other securities of any corporation other than the Company, the Company shall be deemed to have issued a number of shares of its Common Stock for such stock or securities computed on the basis of the exchange ratio actually applied in the transaction and for a consideration equal to the fair market value on the date of such transaction of such stock or securities of the other corporation. If such determination shall cause an adjustment in the Conversion Price, the determination of the number of shares of Common Stock issuable upon the conversion of any portion of a Note immediately prior to such consolidation, merger or sale for the purposes of subsection
               (iii) above shall be made after giving effect to such adjustment of the Conversion Price.

          (vi) In case of the payment or making of a dividend or other distribution on Common Stock in property (other than in shares of Common Stock and securities convertible into or exchangeable for shares of Common Stock, but including all other securities) such dividend or other distribution shall be deemed to have been paid or made at the close of business at the record date fixed for the determination of stockholders entitled to receive such dividend or other distribution and the amount of such dividend or other distribution shall be the amount of cash and, if in property other than cash, shall be deemed to be the value of such property as determined in good faith by the Board of Directors of the Company at the time of the declaration of such dividend or other distribution.

        (vii) The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue of sale of Common Stock.

     B. Anything to the contrary notwithstanding, the Company shall not be required to make any adjustment of the Conversion Price as a result of the happening of any of the following:

          (i)  The issuance of the Notes;

          (ii) The issuance of shares of Common Stock upon the conversion of any portion of the Notes;

         (iii) The issuance of not more than ___________ shares of Common Stock upon the exercise of options granted under the Company's employees' qualified stock option plan;

          (iv) The issue of non-qualified stock options (and the issuance of shares upon the exercise thereof) by the Company to its officers and employees for not exceeding an aggregate of ____ shares of Common Stock;

          (v) Such additional shares as may be issuable upon the exercise of such options by reason of stock dividends, stock splits, and other changes in the capitalization of the Company; and

          (vi) [(ANY OTHER EXCLUDED EVENTS OF DILUTION)].

     C. In case at any time the Company shall subdivide its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

     D. If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock (or any other securities of the Company then issuable upon the conversion of the Notes) shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock (or such other securities) then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the Holders of the Notes shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in this First Supplemental Indenture, Notes and in lieu of the shares of the Common Stock (or other securities) of the Company immediately theretofore purchasable and receivable upon the exercise of the conversion rights hereunder, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of shares of such Common Stock (or such other securities) immediately theretofore purchasable and receivable upon the exercise of the conversion rights hereunder, had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provision shall be made with respect to the conversion rights hereunder to the end that the provisions hereof (including without limitation provisions for adjustments of the conversion price and of the number of shares purchasable upon the conversion of the Notes) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon any conversion hereunder (including an immediate adjustment, by reason of such consolidation, merger or sale, of the conversion price, to the value for the Common Stock reflected by the terms of such consolidation, merger or sale if the value so reflected is less than the conversion price in effect immediately prior to such consolidation, merger or sale). The Company shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume, by written instrument executed and mailed to the Holders of the Notes at the addresses appearing on the books of the Trustee, the obligation to deliver to such Holders such shares of stock, securities or assets, as, in accordance with the foregoing provisions, such Holders may be entitled to purchase. The successor corporation shall be deemed substituted for the Company for all purposes of this Section and the Notes.

     The provisions of paragraph D above governing the substitution of another corporation for the Company shall similarly apply to successive instances in which the corporation then deemed to be the Company hereunder shall either sell all or substantially all of its properties and assets to any other corporation, shall consolidate with or merge into any other corporation or shall be the surviving corporation of the merger into it of any other corporation as a result of which the holders

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of any of its stock or other securities shall be deemed to have become the holders of, or shall become entitled to, the stock or other securities of any corporation other than the corporation at the time deemed to be the Company hereunder.

     Section 1.13. The Company will, within 90 days after the end of each of its fiscal years, and not less than ___ days prior to the Stated Maturity of the Notes, and not less than ___ days prior to any Redemption Date or Repayment Date mail to the Holders of the Notes at the address shown on the books of the Trustee a certificate of the independent public accountants for the Company specifying the Conversion Price in effect as of the end of such fiscal year or as of the date of such notice, if different.

     Section 1.14. The issue of certificates on conversions of Notes shall be made without charge to the converting Noteholder for any tax in respect of the issue thereof. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the Holder of any Note converted, and the Company shall not be required to issue or deliver any certificate in respect of such stock unless and until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

     Section 1.15. The Company shall at all times reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Notes, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of 25% of the Notes. If any shares of Common Stock, reserved or to be reserved, for such purposes, required registration with or approval of any governmental authority under any Federal or state law before such shares may be validly issued to the holder, the Company covenants that it will in good faith and as expeditiously as possibly endeavor to secure such registration or approval, as the case may be.

     The Company will not take any action which would cause the conversion price to be below the then par value, if any, per share of the Common Stock, or in the case of no-par stock, below the amount for which such shares may be issued as fully paid and nonassessable.

     The Company covenants that all shares of Common Stock which may be issued upon conversion of the Notes will upon issue be fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof.

     Section 1.16. Prior to the conversion of any Note, the holder of such Note shall not be entitled to any rights of a stockholder of the Company, including without limitation the right to vote, to receive dividends or other distributions or to exercise any pre-emptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

     Section 1.17. The provisions of Article Twelve of the Indenture shall not apply to the Notes.

     [Section 1.18. The provisions of Section 402 of the Indenture shall be applicable to the Notes.]

     Section 1.19. The Notes shall have such other terms and provisions, to the extent not inconsistent with the foregoing, as are set forth in the Indenture and the form of Note attached as EXHIBIT A hereto.


                                      ARTICLE II

                                    MISCELLANEOUS

     Section 2.1. Unless otherwise defined herein, all capitalized terms used in this First Supplemental Indenture have the respective meanings set forth in the Indenture. This First Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and all of such counterparts shall together constitute one and the same instrument. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.

     Section 2.2. Each of the Company and the Trustee makes and reaffirms as of the date of execution of this First Supplemental Indenture all of its respective covenants and agreements set forth in the Indenture.

     Section 2.3. All covenants and agreements in this First Supplemental Indenture by the Company or the Trustee shall bind its respective successors and assigns, whether so expressed or not.

     Section 2.4. In case any provision in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions or of the Indenture shall not in any way be affected or impaired thereby.

     Section 2.5. Nothing in this First Supplemental Indenture, expressed or implied, shall give to any person, other than the parties hereto and their successors under the Indenture and the Holders of the Securities, any benefit or any legal or equitable right, remedy or claim under the Indenture.

     Section 2.6. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act of 1939, as amended, that is required under such Act to be a part of and govern this First Supplemental Indenture, such required provision shall control. If any provision hereof modifies or excludes any provision of such Act that may be so modified or excluded, the latter provision shall be deemed to apply to this First Supplemental Indenture as so modified or shall be excluded, as the case may be.

     Section 2.7. This First Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws.

     Section 2.8. All provisions of this First Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the Indenture; and the Indenture, as amended and supplemented by this First Supplemental Indenture, shall be read, taken and construed as one and the same Instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed, all as of the day and year first above written.


[SEAL]                                         CONSUMER PORTFOLIO SERVICES, INC.


Attest:

By:                                                By:
   --------------------------                         --------------------------
   Name:                                              Name:
   Title:                                             Title:



[SEAL]
                                                   ----------------------------
                                                         as Trustee

Attest:


By:                                                By:
   --------------------------                         --------------------------
   Name:                                              Name:
   Title:                                             Title:

                                                                       EXHIBIT A


UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OR THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.

                                    [Face of Note]

                          CONSUMER PORTFOLIO SERVICES, INC.

                          PARTICIPATING EQUITY NOTE DUE 2004



$_____________________                                      CUSIP No. _________



     Consumer Portfolio Services, Inc., a California corporation (herein called the "Company"), for value received, hereby promises to pay to ____________________, or registered assigns, the principal sum of
____________________ Dollars on April __, 2004, and to pay interest thereon at the rate of _____% per annum from __________ __, 1997 until, but excluding April __, 2004.

Interest will be payable on the first day of each month, commencing __________ 1, 1997 (each an "Interest Payment Date"). The initial interest payment will represent interest from the date of original issuance to and including __________ __, 1997. The amount of interest payable on each Interest Payment Date will be computed on the basis of a 360-day year consisting of twelve 30-day months.

     The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, except as provided in the Indenture hereinafter referred to, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the seventh day, whether or not a Business Day, of the month preceding the respective Interest Payment Date; provided, however, that interest payable at Maturity will be payable to the Person to whom the principal hereof shall be payable. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and either may be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to the Holders not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more fully provided in the Indenture. Payment of the principal of and interest on this Note will be made at the office or agency of the Company maintained for that purpose in ___________, ___________, or in such other office or agency as may be established by the Company pursuant to the Indenture (initially the principal corporate trust office of the Trustee in New York, New York, (the "Corporate Trust Office")) , in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest on any Interest Payment Date other than at Maturity may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. Payments of principal and interest at Maturity will be made against presentation of this Note at the Corporate Trust Office (or such other office as may be established pursuant to the Indenture), by check.

     Reference is hereby made to the further provisions of this Note set forth on the reverse side hereof, which further provisions shall for all purposes have the same effect as though fully set forth at this place.

     Unless the Certificate of Authentication hereon has been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this Note to be signed in its name by the manual or facsimile signature of an officer of the Company, and its corporate seal, or a facsimile thereof, to be impressed or imprinted hereon, attested by the manual or facsimile signature of its Secretary or one of its Assistant Secretaries.


Date
     ------------- --  ----


                                               CONSUMER PORTFOLIO SERVICES, INC.


[Corporate Seal]
                                        By:
                                                  ------------------------------
                                                  Name:
                                                  Title:

ATTEST:




---------------------------
Secretary

TRUSTEE'S CERTIFICATE OF AUTHENTICATION:
This is one of the Securities of the series designated herein, issued under the Indenture described herein.


                         , as Trustee
-------------------------

By:
     -----------------------------
          Authorized Officer

                                  (Reverse of Note)

                          CONSUMER PORTFOLIO SERVICES, INC.

                          PARTICIPATING EQUITY NOTE DUE 2004



     This Note is one of a duly authorized series of securities (herein called the "Notes") of Consumer Portfolio Services, Inc. (the "Company" issued under an Indenture dated as of February 1, 1997, as supplemented by the First Supplemental Indenture and together such documents are herein referred to as the "Indenture", between the Company and Bankers Trust Company, as Trustee (herein called the "Trustee," which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Notes, and the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of a series of Notes of the Company designated as its Participating Equity Notes due April __, 2004 limited in aggregate principal amount to $__________ (herein called the "Notes").

     The indebtedness of the Company evidenced by the Notes, including the principal thereof and interest thereon (including post-default interest), (a) is expressly subordinated, to the extent and in the manner set forth in the Indenture, in right of payment to the prior payment, in full of all of the Company's obligations to holders of Senior Indebtedness and, in certain events, the Trustee's fees and (b) is unsecured by any collateral, including the assets of the Company or any of its Subsidiaries or Affiliates. Each Holder of Notes, by acceptance thereof, (x) agrees to and shall be bound by such provisions of the Indenture and all other provisions of the Indenture; (y) authorizes and directs the Trustee to take such action on his behalf as may be necessary or appropriate to effectuate the subordination of the securities as provided in the Indenture; and (z) appoints the Trustee his attorney-in-fact for any and all such purposes.

     The Notes may not be redeemed at the option of the Company prior to April __, 2000. On or after April __, 2000, the Notes may be redeemed, at the option of the Company, in whole, but not in part, at any time at a redemption price of 100% of the principal amount thereof, without premium, plus interest thereon accrued through and including the Redemption Date.

     Notice of the redemption shall be given to the Holders of Notes to be redeemed by mailing a notice of such redemption not less than 30 nor more than 60 days prior to the Redemption Date at their addresses as they shall appear on the Security Register, all as provided in the Indenture.

     The Holder of this Note may elect to convert 25% of the principal amount of this Note to Common Stock of the Company upon the earliest of (i) the __________ __, 2004 Stated Maturity of this Note, (ii) the Redemption Date of this Note if the Company exercises its optional redemption rights with respect to the Notes and (iii) the Repayment Date of this
Note if the Holder hereof elects to cause the Company to purchase this Note as a result of the occurrence of a Special Redemption Event. If the Holder of this Note elects to convert 25% of this Note into Common Stock, the Conversion Price shall be determined as provided in the Indenture and such conversion shall be subject to the terms and conditions set forth in the Indenture.

     Except as may be provided in the Indenture, if an Event of Default with respect to the Notes shall occur and be continuing, the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes may declare the principal of all the Notes due and payable in the manner and with the effect provided in the Indenture. The Indenture provides that such declaration and its consequences may, in certain events, be annulled by the Holders of a majority in principal amount of the outstanding Notes.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall he conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

     No reference herein to the Indenture and no provisions of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company to be maintained for that purpose in New York, New York or at such other office or agency as may be established by the Company for such purpose pursuant to the Indenture (initially the Corporate Trust Office), duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar (initially the Trustee) and duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Notes are issuable only in registered form, without coupons, in denominations of $1, 000 or any amount in excess thereof which is an integral multiple of $1,000. As provided in the Indenture, and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes in authorized denominations, as requested by the Holder surrendering the same.

     If this Note is duly called for redemption and funds for payment duly provided, this Note shall cease to bear interest after such Redemption Date.

     In the event of any Special Redemption Event (as defined below), the Holder of this Note will have the right, at such Holder's option and subject to the terms and conditions of the Indenture, to require the Company to repay the principal of this Note on the date that is seventy-five (75) days after the occurrence of the Special Redemption Event plus accrued interest to and including the date of redemption.

     "Special Redemption Event" means the occurrence of one or more to the following: (i) (x) the Company shall consolidate with or merge into any other Person, (y) the Company shall convey, transfer or lease all or substantially all of its assets to any Person or (z) any Person shall consolidate with or merge into the Company pursuant to a transaction in which the outstanding common stock of the Company is reclassified, changed or exchanged; provided that the following shall be excluded from the operation of this clause (i) a transaction which is part of a sale, financing or securitization of receivables, entered into in the ordinary course of business; a transaction between the Company and one or more of its wholly-owned Subsidiaries; or a transaction of the type described in clause (i) (x) or (i) (z) above unless immediately after giving effect to such transaction, any Person or "group" (as such term is used for purposes of Section 13(d) and 14(d) of the Securities Exchange Act-of 1934 as amended) other than any Person who is a director of the Company or a "related Person" on the date of the Indenture, is or becomes the "beneficial owner", directly or indirectly, of more than fifty percent (50%) of the total voting power in the aggregate normally entitled to vote in the election of directors; or (ii) any Person or "group" (as such term is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) other than any Person who is a director of the Company or a "related Person" on the date of the Indenture, shall purchase or otherwise acquire in one or more transactions or series of transactions beneficial ownership of fifty percent (50%) or more of the voting power of the Company on the date immediately prior to the last such purchase or other acquisition. For purposes of this definition, "related Person" means, in addition to such director, (a) any relative or spouse of such director, or any relative of such spouse, (b) any trust or estate in which such Person or any of the Persons specified in clause (a) collectively own fifty percent (50%) or more of the total beneficial interest or (c) any corporation or other organization (other than the Company) in which such director or any of the Persons specified in clause (a) are the beneficial owners collectively of fifty percent (50%) or more of the voting power.

     Interest installments whose Stated Maturity is on the Redemption Date or Repayment Date for any Notes will be payable to the Holders of such Notes, or one or more Predecessor Securities, of record at the close of business on the Regular Record Date referred to on the face hereof, all as provided in the Indenture.

     Prior to due presentment of this Note for registration of transfer or exchange, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee, nor any such agent shall be affected by notice to the contrary.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Each holder of this Note covenants and agrees by his acceptance hereof to comply with and be bound by the foregoing provisions and the provisions of the Indenture.

     All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.